Exhibit 10(i)(F)(1)


                              FIRST AMENDMENT
                        TO NOTE PURCHASE AGREEMENTS
                         DATED AS OF MARCH 1, 1993


     THIS FIRST AMENDMENT is made and entered into as of this 30th_ day of June, 1995 by and among MONTGOMERY WARD & CO., INCORPORATED (the "Company") and the holders of the Notes (as hereinafter defined) who are signatory hereto (the "Signatory Noteholders").

                              P R E A M B L E


     Pursuant to identical Note Purchase Agreements, each dated as of March 1, 1993 (the "Note Purchase Agreements"), entered into between the Company and the respective purchasers of the Notes, the Company issued $100,000,000 in aggregate principal amount of its notes (the "Notes") to such note purchasers consisting of the Company's 7.07% Series A Senior Notes due 1998 in the aggregate principal amount of $9,500,000, 7.56% Series B Senior Notes due 2003 in the aggregate principal amount of $2,000,000, 7.61% Series C Senior Notes due 2003 in the aggregate principal amount of $22,000,000, 7.92% Series D Senior Notes due 2001 in the aggregate principal amount of $11,000,000, 8.13% Series E Senior Notes due 2003 in the aggregate principal amount of $5,000,000, 8.18% Series F Senior Notes due 2003 in the aggregate principal amount of $12,500,000 and 8.18% Series G Senior Notes due 2005 in the aggregate principal amount of $38,000,000, all of which Notes remain outstanding on the date hereof, with no principal payments having been made thereon.

     The Company has made a request to each of the registered holders of Notes pursuant to Section 12 of the Note Purchase Agreements that the Note Purchase Agreements be amended in certain respects and the registered holders of the Notes which are signatories hereto and which together are the holders of not less than 66-2/3% in aggregate unpaid principal amount of all the Notes outstanding at the time of execution of this First Amendment have agreed to amend the Note Purchase Agreements as hereinafter provided.

     THEREFORE, IT IS MUTUALLY AGREED BY THE PARTIES HERETO AS
FOLLOWS:

     1.   Restricted Payments.  Clause (ii) of Section 6.5 of the
Note Purchase Agreements is hereby deleted and the following clause
(ii) is substituted therefor:

          "(ii) the aggregate amount of all sums and property included in all Restricted Payments directly or indirectly declared, ordered, paid, distributed, made or set apart by the Company and its Restricted Subsidiaries during the period from and including December 29, 1991 to and including the date of such proposed action shall not exceed the sum of (A) $50,000,000, plus (B) 50% (or minus 100% in case of any deficit) of Consolidated Net Income for the period, taken as one accounting period, from and including December 29, 1991 to and including the end of the most recently completed Fiscal Quarter, plus (C) the amount of any dividend or distribution paid by the Company after December 28, 1991 to the extent that such amount was used to reduce the Parent Senior Preferred Stock and the Parent Junior Preferred Stock, plus (D) any repayment by the Parent received after December 28, 1991 of any loan or advance made by the Company or a Restricted Subsidiary, plus (E) any capital contributions received by the Company after December 28, 1991, plus (F) an amount equal to the net proceeds (in cash or, if the consideration therefor is other than cash, the fair value of such consideration as determined in good faith by the Board of Directors) received by the Company from the issue or sale after December 28, 1991 of any shares of capital stock of, or other equity interest in, the Company (including treasury stock but excluding Debt-Like Preferred Stock), plus (G) an amount equal to the net proceeds (in cash or, if the consideration therefor is other than cash, the fair value of such consideration as determined in good faith by the Board of Directors) from the issue or sale at any time of that portion of any indebtedness (other than Subordinated Debt) of the Company or a Subsidiary which, after December 28, 1991, is converted into shares of capital stock of, or other equity interest in, the Company (but excluding Debt-Like Preferred Stock) or into indebtedness of, or shares of capital stock of, or other equity interest in, the Parent, plus (H) the FAS 106 Adjustment Factor;"

     2.  Transactions with Affiliates.  Section 6.7 of the Note
Purchase Agreements is hereby deleted and the following Section 6.7 is substituted therefor:

          "6.7. Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or be a party to any transaction or arrangement (including, without limitation, the contribution, transfer, purchase, sale or exchange of property, or the rendering of any service, or the payment of management or other service fees) with any of its Affiliates unless such transaction or arrangement is entered into in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon terms that are fair and reasonable and no less favorable to the Company or to such Restricted Subsidiary and the Company, taken together, as the case may be, than those which might be obtained at the time on an arm's-length basis from any Person which is not such an Affiliate; provided, however that the foregoing restrictions shall not apply to (i) transactions relating to the MWCC Receivables Purchase Agreement as in effect on the date hereof or as amended from time to time in compliance with Section 6.2l, (ii) transactions between the Company and a Wholly Owned Restricted Subsidiary or between Wholly Owned Restricted Subsidiaries,
     (iii) loans or advances made in the ordinary course of business to officers of the Company or any Restricted Subsidiary in their capacity as such, (iv) loans and advances by the Company or any Restricted Subsidiary to the Parent made in compliance with Section 6.5 and (v) transactions between the Company or a Wholly Owned Restricted Subsidiary, on the one hand, and a Wholly Owned Subsidiary, on the other, relating to the provision of administrative, accounting and management services, and provided further that any transaction
     (x) between the Company or any Restricted Subsidiary, on the one hand, and an officer or director of a Restricted Subsidiary, on the other, not otherwise permitted under this Section which is effected without the approval of the Board of Directors or the Chief Executive Officer of the Company in violation of established written Company procedures or (y) which constitutes a crime or tortious wrongdoing against the Company and its Subsidiaries shall not constitute a default hereunder."

     3. Change in Certain Defined Terms. Section 9.1 of the Note Purchase Agreements is hereby amended so that the definitions of "Capital Base", "Restricted Payment" and "Total Capitalization" shall read in their entirety as follows:


          "Capital Base: at any date of determination, Consolidated Shareholders' Equity of the Company, less the sum of (i) the aggregate amount of all outstanding advances by the Company to, and investments of the Company in, Unrestricted Subsidiaries, (ii) the value of all treasury stock carried as an asset by the Company or any Subsidiary the equity of which is included in the Consolidated Shareholders' Equity and (iii) the aggregate amount of all general intangibles (including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, brand names and corporate organization expense) of the Company and its Restricted Subsidiaries; provided, however, that the following shall not be considered a general intangible asset of the Company and its Restricted Subsidiaries for purposes of this definition: (v) assets under Capital Leases, (w) prepaid expenses (including, without limitation, prepaid pension costs and prepaid royalties) and other costs or expenditures which under GAAP are capitalized and amortized over the periods to which such costs or expenditures relate (including, without limitation, unamortized deferred marketing acquisition costs, unamortized customer service contract costs and unamortized system development costs), (x) the unamortized balance of the value at June 23, 1988 of insurance licenses of the Company's insurance Subsidiaries (which amount does not exceed $9,000,000 as of the date hereof), (y) the unamortized balance of the value at June 23, 1988 of marketing rights of the Company and its Subsidiaries (which amount does not exceed $18,000,000 as of the date hereof) and (z) all goodwill arising out of the acquisition by the Company of all the stock of LMR Acquisition Corporation and its wholly owned Subsidiary, Lechmere, Inc., (including any goodwill on the books of LMR Acquisition Corporation and Lechmere, Inc. at the time of such acquisition by the Company) pursuant to the Agreement and Plan of Merger dated March 17, 1994 by and among the Company, MW Merger Corp., LMR Acquisition Corporation, Lechmere, Inc. and the stockholders of LMR Acquisition Corporation who became parties thereto, as heretofore and hereafter amended (which amount did not exceed $l20,000,000 at April 1, 1995), all as determined in accordance with GAAP."


                                  *  *  *


          "Restricted Payment: (a) any payment or distribution or the incurrence of any liability to make any payment or distribution, in cash, property or other assets (other than shares of any class of capital stock of, or other equity interest in, the Company (other than Debt-Like Preferred Stock)) upon or in respect of any share of any class of capital stock of, or other equity interest in, the Company (other than Debt-Like Preferred Stock) or any warrants, rights or options evidencing a right to purchase or acquire any such shares of capital stock of, or other equity interest in, the Company, including, without limiting the generality of the foregoing, payments or distributions as dividends and payments or distributions for the purpose of purchasing, acquiring, retiring or redeeming any such shares of stock or other equity interest or any warrants, rights or options to purchase or acquire any such shares of stock or other equity interest or making any other distribution in respect of any such shares of stock or other equity interest (or any warrants, rights or options evidencing a right to purchase or acquire any such shares of stock or other equity interest) and (b) any loan or advance made by the Company or any Restricted Subsidiary to the Parent. Notwithstanding the foregoing, in no event shall any payment by the Company of amounts required to be paid pursuant to any tax sharing or tax allocation arrangement constitute a Restricted Payment for purposes of this Agreement so long as, subject to the effect of reasonably calculated payments of estimated tax (it being understood that any excess of such estimated tax payments for any taxable period over the payment limitation described below for such period will be returned to the Company), the amount paid by the Company and its Subsidiaries pursuant to any such tax sharing or tax allocation arrangement for any taxable period shall not exceed the excess of the aggregate tax liability, including interest and penalties, if any, of the Company and its Subsidiaries for such period and all prior periods with respect to which the Company and such Subsidiaries filed consolidated federal income tax returns with the Parent (calculated as if the Company, together with such Subsidiaries, had been filing on a consolidated return basis as a separate affiliated group for the then current taxable period and all prior periods and after giving effect to the adjustments contemplated by Treas. Reg. 1.1552-1(a)(2)(ii)(a)-(i)) over the net amount paid (with appropriate adjustment for tax refunds from the government not yet received) by the Company and its Subsidiaries pursuant to any such tax sharing or tax allocation arrangements for all taxable periods ending prior to the beginning of the then current taxable period with respect to which the Company and such Subsidiaries filed consolidated federal income tax returns with the Parent; provided, however, that similar principles shall apply for state, local and foreign income and franchise tax purposes where tax liability is determined on a unitary basis or reportable on a combined or consolidated return involving more than one corporation.


                                  *  *  *


          "Total Capitalization: as at any date of determination, equals (i) Total Senior Funded Debt as at such date plus (ii) Total Subordinated Debt as at such date plus (iii) Total Debt-Like Preferred Stock plus (iv) Capital Base as at the end of the most recently completed Fiscal Quarter plus (v) the FAS 106 Adjustment Factor plus (vi) any repayments of loans or advances to Parent received by the Company since the end of the most recently completed Fiscal Quarter plus (vii) any capital contributions received by the Company since the end of the most recently completed Fiscal Quarter plus (viii) an amount equal to the net proceeds received by the Company from the issue or sale after the end of the most recently completed Fiscal Quarter of any shares of its capital stock (including treasury stock but excluding Debt-Like Preferred Stock) plus
     (ix) an amount equal to the net proceeds from the issue or sale at any time of that portion of any indebtedness (other than Subordinated Debt) of the Company or any Restricted Subsidiary which after the end of the most recently completed Fiscal Quarter is converted into shares of capital stock (but excluding Debt-Like Preferred Stock) of the Company or into indebtedness or shares of capital stock of the Parent, plus
     (x) any decrease since the end of the most recently completed Fiscal Quarter in the aggregate amount of all advances by the Company to, and investments of the Company in, Unrestricted Subsidiaries other than any decrease resulting from any aggregate net loss incurred by such Unrestricted Subsidiaries since the end of the most recently completed Fiscal Quarter minus (xi) any Restricted Payments made since the end of the most recently completed Fiscal Quarter minus (xii) any increase since the end of the most recently completed Fiscal Quarter in the aggregate amount of all advances by the Company to, and investments of the Company in, Unrestricted Subsidiaries other than any increase resulting from any aggregate net income of such Unrestricted Subsidiaries since the end of the most recently completed Fiscal Quarter."


     4. Changes in GAAP. The References contained in Sections 9.2(a) and 9.2(b) of the Note Purchase Agreements to the "audited consolidated financial statements of the Company and its Subsidiaries as at December 28, 1991" and in Section 9.2(c) of the Note Purchase Agreements to the "Company's audited financial statements as at December 28, 1991" are hereby changed to the "audited consolidated financial statements of the Company and its Subsidiaries as at December 3l, 1994." The wording contained in the second through the fourth lines of Section 9.2(b) of the Note Purchase Agreements reading "except for the changes required in implementing Financial Accounting Standards Board Statements No. 106 relating to postretirement benefits and No. l09 relating to income taxes," is hereby deleted. In Section 9.2(b) of the Note Purchase Agreements in the second line on page 67, insert the word "Consolidated Shareholders' Equity," between "Income," and "Consolidated Total Assets." In Section 9.2(b) of the Note Purchase Agreements, in the twenty-first line, delete the phrase "as in effect on the date of the Agreements" and insert in lieu thereof the phrase "as in effect and applicable to the audited financial statements of the Company and its Subsidiaries as at December 3l, 1994". In Section 9.2(c) of the Note Purchase Agreements in the second and third lines, delete the wording "(except for Financial Accounting Standards Board Statements 106 and 109)".

     5. Representations. The Company represents and warrants to all the registered holders of the Notes that (i) the Company has fully complied with the provisions of paragraph (c) of Section 12 of the Note Purchase Agreements, (ii) at the time of and after giving effect to the amendments set forth herein, no Default or Event of Default (as such terms are defined in the Note Purchase Agreements) has occurred or is continuing and (iii) the execution, delivery and performance of this First Amendment by the Company does not require the consent of any other Person under any document, instrument or agreement to which the Company is a party or by which the Company is bound. Each of the Signatory Noteholders represents and warrants to the Company and the other registered holders of the Notes that it is the holder of the aggregate unpaid principal amount of the Notes set forth by its name on the signatory pages of this First Amendment.

     6. Effective Date of First Amendment. This First Amendment shall become effective in accordance with Section 12 of the Note Purchase Agreements when executed and delivered by the Company and Signatory Noteholders who together hold at least 66 2/3% in aggregate unpaid principal amount of all the Notes outstanding at the time of such execution and delivery.

     7. Effect of First Amendment. On and after the effective date hereof, each reference in the Note Purchase Agreements and related documents to the Note Purchase Agreements to "the Agreements" or "this Agreement" or words of like import shall unless the context otherwise requires, be deemed to refer to the Note Purchase Agreements as amended hereby. Except as hereinabove specifically amended, all the other terms and agreements of the Note Purchase Agreements shall remain in full force and effect, and upon the effectiveness of the amendment provided for herein, the Note Purchase Agreements shall remain the legal, valid and binding obligations of the Company.

     8. Fees and Expenses Relating to First Amendment. The Company reaffirms its agreement under Section 15.1 of the Note Purchase Agreements to pay all fees and out-of-pocket costs and expenses of Whitman Breed Abbott & Morgan as special counsel to the holders of the Notes in connection with the review of the First Amendment.

     9. Law Governing First Amendment. The First Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

    10. Headings. The headings in this First Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning or construction of any of the terms hereof.

    11. Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF the parties have executed this First
Amendment as of the day hereinabove first written.



                         MONTGOMERY WARD & CO., INCORPORATED


                         By:       /s/ Douglas V. Gathany
                         Name:     Douglas V. Gathany
                         Title:    Senior Assistant Treasurer




                         TEACHERS INSURANCE AND ANNUITY
                         ASSOCIATION OF AMERICA



                         By:      /s/ Loren S. Archibald
                         Name:    Loren S. Archibald
                         Title:   Managing Director-Private Placement
                         Aggregate Unpaid Principal Amount of
                         Notes Currently Held:  $35,000,000



                         NATIONWIDE LIFE INSURANCE COMPANY


                         By:     /s/ Jeffrey G. Milburn
                         Name:   Jeffrey G. Milburn
                         Title: V.P. Corporate Fixed-Income Securities Aggregate Unpaid Principal Amount of
                         Notes Currently Held:  $15,000,000



                         SUN LIFE ASSURANCE COMPANY OF
                         CANADA (U.S.)

                         By:
                         Name:
                         Title:
                         Aggregate Unpaid Principal Amount of
                         Notes Currently Held:  $9,000,000

                         AID ASSOCIATION FOR LUTHERANS


                         By:      /s/ R. Jerry Scheel
                         Name:    R. Jerry Scheel
                         Title:   Second Vice President-Securities
                         Aggregate Unpaid Principal Amount of
                         Notes Currently Held:  $10,000,000

                         By:      /s/ James Abitz
                         Name:   James Abitz
                         Title:  Vice President-Securities

                         INCE & CO.(1)


                         By:
                         Name:
                         Title:
                         Aggregate Unpaid Principal Amount of
                         Notes Currently Held:  $5,000,000


                         EMPLOYERS LIFE INSURANCE COMPANY
                         OF WAUSAU


                         By:      /s/ Jeffrey G. Milburn
                         Name:    Jeffrey G. Milburn
                         Title:   Attorney-In-Fact
                         Aggregate Unpaid Principal Amount of
                         Notes Currently Held:  $3,000,000




                         THE FRANKLIN LIFE INSURANCE COMPANY


                         By:      /s/ Julia S. Tucker
                         Name:    Julia S. Tucker
                         Title:   Investment Officr
                         Aggregate Unpaid Principal Amount of
                         Notes Currently Held:  $5,000,000






(1)  Nominee for The Canada Life Assurance Company

                         ATWELL & CO.(2)


                         By:      /s/ Michael C. Knebel
                         Name:    Michael C. Knebel
                         Title:   Vice President & Treasurer
                         Aggregate Unpaid Principal Amount of
                         Notes Currently Held:  $5,000,000




                         CUMMINGS & CO.(3)


                         By:
                         Name:
                         Title:
                         Aggregate Unpaid Principal Amount of
                         Notes Currently Held:  $2,500,000



                         WOODMEN ACCIDENT AND LIFE COMPANY


                         By:   /s/ A. M. McCray
                         Name:    A. M. McCray
                         Title:   Vice President & Asst. Treasurer
                         Aggregate Unpaid Principal Amount of
                         Notes Currently Held:  $2,500,000




                         BERKSHIRE LIFE INSURANCE COMPANY


                         By:    /s/ Ellen I. Whittaker
                         Name:  Ellen I. Whittaker
                         Title: Investment Officer
                         Aggregate Unpaid Principal Amount of
                         Notes Currently Held:  $2,000,000




(2)  Nominee for Safeco Life Insurance Company
(3)  Nominee for Canada Life Insurance Company of America

                         FINANCIAL HORIZONS LIFE INSURANCE
                         COMPANY


                         By:      /s/ Jeffrey G. Milburn
                         Name:    Jeffrey G. Milburn
                         Title:   V.P. Corporate Fixed-Income Securities
                         Aggregate Unpaid Principal Amount of
                         Notes Currently Held:  $2,000,000



                         PROVIDENT MUTUAL LIFE INSURANCE
                         COMPANY OF PHILADELPHIA


                         By:       /s/ S. C. Lange
                         Name:     S. C. Lange
                         Title:    Vice President
                         Aggregate Unpaid Principal Amount of
                         Notes Currently Held:  $1,000,000




                         MINGIC & CO.(4)


                         By:      /s/ S. C. Lange
                         Name:    S. C. Lange
                         Title:   Vice President
                         Aggregate Unpaid Principal Amount of
                         Notes Currently Held:  $1,000,000





                         SUN LIFE ASSURANCE COMPANY OF CANADA


                         By:
                         Name:
                         Title:
                         Aggregate Unpaid Principal Amount of
                         Notes Currently Held:  $2,000,000


(4)  Nominee for Provident Mutual Life Insurance Company of
     Philadelphia.